Exhibit 99.1

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

C O N T E N T S

INDEPENDENT AUDITORS’ REPORT

To the Members and Board of Directors of

Community Veterinary Clinics, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Community Veterinary Clinics, LLC (a Delaware limited liability company) (the “Company”) and its subsidiaries dba VIP Petcare, which comprise the consolidated balance sheets as of December 31, 2017, 2016, and 2015, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Veterinary Clinics, LLC and its subsidiaries dba VIP Petcare as of December 31, 2017, 2016, and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

To the Members and Board of Directors of

Community Veterinary Clinics, LLC and Subsidiaries

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, certain errors were discovered by management of the Company during the current year resulting in an overstatement of amounts previously reported for inventory as of December 31, 2016 and 2015, and an understatement of cost of sales for the years then ended. Accordingly, amounts reported for inventory and cost of sales have been adjusted in the 2017 consolidated financial statements now presented, and an adjustment has been made to members’ equity as of December 31, 2015 and December 31, 2016, to correct the errors.

As discussed in Note 16, the member of the Company sold its interest to an unrelated third party, PetIQ, Inc., subsequent to December 31, 2017.

Our opinion is not modified with respect to these matters.

Santa Rosa, California

February 28, 2018

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

CONSOLIDATED BALANCE SHEETS

December 31, 2017, 2016, and 2015

	2017	2016	2015
		(As adjusted,	(As adjusted,
		Note 2)	Note 2)
ASSETS
Current assets:
Cash	$4,577,579	$3,038,844	$3,413,477
Trade accounts receivable	3,100,375	2,773,384	1,975,432
Vendor rebates receivable	4,614,573	6,189,220	2,639,135
Other receivables	2,534,787	516,280	129,498
Inventories	8,844,729	17,028,346	9,979,072
Note receivable from related parties, current portion	900,000	—	—
Prepaid expenses and deposits	612,502	493,867	235,323

Total current assets	25,184,545	30,039,941	18,371,937

Property and equipment, net	8,414,719	8,894,682	5,997,004
Note receivable from related parties, less current portion	7,650,000	—	—
Goodwill, net	469,400	540,701	612,002

Total assets	$41,718,664	$39,475,324	$24,980,943

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$16,678,970	$23,491,260	$12,904,268
Rebates payable	2,765,993	641,000	—
Accrued expenses	2,515,583	2,566,184	1,897,054
Deferred revenue	—	—	665,646
Obligations under capital leases, current portion	1,238,041	1,237,704	649,472
Long-term debt, current portion	1,000,000	—	—

Total current liabilities	24,198,587	27,936,148	16,116,440

Obligations under capital leases, less current portion	1,410,123	2,683,527	1,311,246
Long-term debt, less current portion	8,583,333	—	—
Deferred rent	601,096	586,259	404,776

Total liabilities	34,793,139	31,205,934	17,832,462

Commitments and contingencies (Notes 11 and 15)

Members’ equity	6,925,525	8,269,390	7,148,481

Total liabilities and members’ equity	$41,718,664	$39,475,324	$24,980,943

The accompanying notes are an integral

part of these consolidated financial statements.

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2017, 2016, and 2015

	2017	2016	2015
		(As adjusted,	(As adjusted,
		Note 2)	Note 2)

Net sales	$251,867,552	$167,721,468	$144,383,776

Cost of sales	176,579,912	110,136,191	98,963,763

Gross profit	75,287,640	57,585,277	45,420,013

Operating expenses:
Selling, general, and administrative expenses	67,373,972	51,248,335	37,990,572

Other operating income:
Gain (loss) on disposal of equipment	32,334	534,159	(13,778)

Income from operations	7,946,002	6,871,101	7,415,663

Other income (expense):
Interest expense	(401,218)	(177,200)	(104,258)
Interest income from related parties	246,706	—	—

Other expense, net	(154,512)	(177,200)	(104,258)

Income before state taxes and LLC fees	7,791,490	6,693,901	7,311,405

State taxes and LLC fees	248,749	112,538	26,530

Net income	$7,542,741	$6,581,363	$7,284,875

The accompanying notes are an integral

part of these consolidated financial statements.

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

For the years ended December 31, 2017, 2016, and 2015

			Total
	Management Incentive Plan		Members’
	Units	Amount	Equity

Balance as of January 1, 2015, as originally reported	—	$—	$2,980,510

Net income, as originally reported	—	—	7,711,348
Impact of correction of error (Note 2)	—	—	(426,473)
Preferred distributions	—	—	(400,000)
Distributions to members	—	—	(2,716,904)
Management incentive plan expense	200,000	—	—

Balance as of December 31, 2015, as adjusted	200,000	—	7,148,481

Net income, as originally reported	—	—	7,994,887
Impact of correction of error (Note 2)	—	—	(1,413,524)
Preferred distributions	—	—	(400,000)
Distributions to members	—	—	(5,060,454)
Management incentive plan expense	125,000	—	—

Balance as of December 31, 2016, as adjusted	325,000	—	8,269,390

Net income	—	—	7,542,741
Preferred distributions	—	—	(254,000)
Distributions to members	—	—	(8,923,938)
Management incentive plan expense	725,000	291,332	291,332

Balance as of December 31, 2017	1,050,000	$291,332	$6,925,525

The accompanying notes are an integral

part of these consolidated financial statements.

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2017, 2016, and 2015

	2017	2016	2015
		(As adjusted,	(As adjusted,
		Note 2)	Note 2)

Cash flows from operating activities:
Net income	$7,542,741	$6,581,363	$7,284,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,116,226	2,989,880	2,148,492
(Gain) loss on disposal of equipment	(32,334)	(534,159)	13,778
Deferred rent	14,837	181,483	(89,624)
Management incentive plan expense	291,332	—	—
Changes in operating assets and liabilities:
Trade accounts receivable	(326,991)	(797,952)	923,066
Vendor rebates receivable	1,574,647	(3,550,085)	(2,045,207)
Other receivables	(2,018,507)	(386,782)	(129,495)
Inventories	8,183,617	(7,049,274)	(7,824,724)
Prepaid expenses and deposits	(118,635)	(258,544)	(40,974)
Accounts payable	(6,812,290)	10,586,992	2,342,898
Rebate payable	2,124,993	641,000	—
Accrued expenses	(50,601)	669,130	355,757
Deferred revenue	—	(665,646)	405,649

Net cash provided by operating activities	13,489,035	8,407,406	3,344,491

Cash flows from investing activities:
Purchase of equipment	(2,663,527)	(2,607,257)	(2,196,081)
Proceeds from sale of equipment	130,899	1,301,606	—
Issuance of note receivable to related parties	(9,350,000)	—	—
Proceeds from the repayment of notes receivable from related parties	800,000	—	—

Net cash used in investing activities	(11,082,628)	(1,305,651)	(2,196,081)

Cash flows from financing activities:
Borrowings of long-term debt	10,000,000	—	—
Repayments of obligations under capital lease	(1,273,067)	(2,015,934)	(477,651)
Principal payments of long-term debt	(416,667)	—	(572,539)
Repayments of due to members	—	—	(143,856)
Collection of due from members	—	—	497,057
Distributions to members	(9,177,938)	(5,460,454)	(3,116,904)

Net cash used in financing activities	(867,672)	(7,476,388)	(3,813,893)

Net change in cash	1,538,735	(374,633)	(2,665,483)

Cash, beginning of year	3,038,844	3,413,477	6,078,960

Cash, end of year	$4,577,579	$3,038,844	$3,413,477

Supplementary disclosure of cash flow information:
Cash paid during the year for interest	$361,272	$174,831	$104,258
Cash paid during the year for income taxes	$230,810	$107,373	$56,857

Noncash financing activities:
Equipment purchased through capital lease	$—	$3,976,447	$1,179,421

The accompanying notes are an integral

part of these consolidated financial statements.

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

1.           Nature of Business and Summary of Significant Accounting Policies

Nature of Operations

Community Veterinary Clinics, LLC dba VIP Petcare (the “Company”) is a Delaware limited liability company, which was formed in April 2014. VIP Petcare is the leader in innovative pet wellness. The Company provides veterinary care to pet owners through their nationwide network of community clinic locations and wellness centers within the United States. The Company is also a wholesale distributor of pet care products.

The Company acquired the operations of Pet Services Operating, LLC dba PawsPlus (formerly Pet Services Operating Corporation and its subsidiaries) and VIP PetCare, LLC (formerly HapyPet Corporation and its subsidiary) on August 4, 2014. The acquisition has been accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations. The excess of liabilities assumed of $3,303,975 over total assets acquired of $2,875,963 was recorded as goodwill of $428,012.

Prior to May 2017, the Company was owned 70% by VIP Petcare Holdings, Inc. (“VIPH”) and 30% by Pet Services Holdings, Inc. (“PSH”). VIPH was also entitled to receive preferred distributions in the aggregate amount of $2,000,000 in priority to any other distributions to PSH (other than tax distributions). Preferred distributions were $254,000 for the year ended December 31, 2017 and $400,000 for the years ended December 31, 2016 and 2015. On May 22, 2017, VIPH acquired the 30% interest from PSH. As of December 31, 2017, VIPH is the sole member of the Company.

On January 17, 2018, PetIQ, Inc. (“PetIQ”), a leading pet medication and wellness company, acquired all of the outstanding membership interests of the Company from VIPH for approximately $220 million.

Basis of Presentation

The accounting records are maintained and the consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Community Veterinary Clinics, LLC and its subsidiaries, Pet Services Operating, LLC and its wholly-owned subsidiaries, PawsPlus Management, LLC, PawsPlus Hospitals, LLC (dissolved August 15, 2016), Pet Internet Services, LLC, (dissolved August 15, 2016), and Vet Wellcare, LLC (dissolved August 15, 2016), together with VIP PetCare, LLC and its subsidiary, Community Clinics, Inc. as well as CVC MIP GP, Inc. The membership units are included in CVC Management Incentive Plan, LP. In addition, the consolidated financial statements include the accounts of Gentle Doctor (Tennessee), PLLC, Gentle Doctor (North Carolina), PC, Gentle Doctor (Texas), PC, Community Veterinary Clinics Alabama, PC, and Community Veterinary Clinics, PC, which are variable interest entities with the Company as the primary beneficiary. All significant inter-company transactions have been eliminated.

Use of Estimates

The presentation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

Fair Value Measurements

U.S. GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. U.S. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. Management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by U.S. GAAP.

Trade Accounts Receivable

The majority of the Company’s trade accounts receivable are due from its wholesale customers. The Company also provides preventative services to pets at locations owned by its retail partners and amounts related to these services may be carried as receivables. Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Management does not believe that an allowance for doubtful accounts is needed as of December 31, 2017, 2016, and 2015. The Company does not accrue interest on past-due amounts.

Vendor Rebates Receivable

The Company has arrangements with several vendors that provide rebates when certain measures, generally related to the volume level of purchases, are met. The Company accounts for such rebates as a reduction of the cost of inventory and therefore a reduction of cost of sales when the related inventory is sold. Throughout the year, the Company estimates the amount of the rebate based on an estimate of purchases to date relative to the purchase levels that mark the progress toward earning the rebates. The Company continually revises the estimates of earned vendor rebates based on actual purchase levels. Substantially all vendor rebate receivables are collected within three months immediately following the end of the year.

Vendor Allowances

The Company receives vendor allowances from agreements made with certain merchandise suppliers, primarily in the form of advertising funding agreements. These vendor allowances are specifically related to identifiable advertising costs incurred to promote and sell vendor products. The Company also receives vendor allowances as reimbursement of costs incurred for fixtures used to display and sell suppliers’ products.

Vendor allowances for advertising and fixtures are recorded as a reduction of selling, general, and administrative expenses at the time of purchase in the consolidated statements of income.

Inventories

Inventories consist primarily of purchased pet care products. Inventories are recorded at the lower of cost, net of rebates, or net realizable value and are stated using the first-in, first-out (“FIFO”) method. Physical inventory counts are taken on a regular basis, and inventory is adjusted accordingly.

The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analyses and assumptions including, but not limited to, historical usage, future

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

demand, market prices, and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If the future demand for the Company’s products is less favorable than the Company’s forecasts, the value of the inventories may be required to be reduced, which could result in additional expense to the Company and affect its results of operations.

The Company also receives rebates from vendors based on the volume of purchases of inventory, which is included as a reduction of cost of sales when the related inventory is sold and totaled $21,705,176, $8,710,422, and $5,136,899 for the years ended December 31, 2017, 2016, and 2015, respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is provided on vehicles, vehicle accessories, furniture, fixtures, equipment, and computer software and hardware using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements and capital lease assets are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Certain costs incurred in connection with developing or obtaining internal use software are capitalized. Costs associated with the preliminary stage of a project are expensed as incurred. In the development phase, project costs capitalized include external consulting costs and internal labor costs. Training costs, data conversion costs, and maintenance costs are expensed as incurred. Maintenance and repairs to furniture, fixtures, and equipment are expensed as incurred.

Property and equipment are depreciated using the following estimated useful lives:

Vehicles and vehicle accessories	4 to 5 years
Computer software and hardware	3 to 5 years
Warehouse and office equipment	5 to 7 years
Leasehold improvements	15 to 20 years
Furniture and fixtures	5 to 7 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. No impairment of long-lived assets was identified for the years ended December 31, 2017, 2016, and 2015.

Goodwill

The carrying value of goodwill represents the excess of the cost of acquired businesses over the fair market value of their net assets. The Company has elected to amortize goodwill on a straight-line basis over 10 years and performs impairment testing if a triggering event occurs. The Company determined that no qualitative factors exist to indicate that an impairment of goodwill exists for the years ended December 31, 2017, 2016, and 2015.

Rebates Payable

The Company offers rebates to key customers when certain measures, generally related to volume purchases, are met. Since rebates are contractually agreed upon, they are estimated based on the specific terms of the agreement, generally based on a percentage of purchases from the Company. Rebates are accrued for and included as a reduction of sales in the period for which the customer earns the rebate.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

Deferred Revenue

The Company occasionally receives advances from a customer for future inventory purchases and records them as deferred revenue until the inventory is sold.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, product has been delivered, the price is fixed or determinable and collectability is reasonably assured. The Company generally records revenues from product sales when the goods are shipped and the risks and rewards of ownership are transferred to the customer.

The Company offers a variety of trade promotions. Sales are recorded net of trade promotion spending, which is recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive. The Company’s net sales are periodically influenced by the timing, extent and amount of such trade promotions.

Shipping and Handling Costs

Shipping and handling costs associated with outbound freight are included in selling, general, and administrative expenses and totaled $347,473, $297,287, and $263,143 for the years ended December 31, 2017, 2016, and 2015, respectively. Shipping and handling fees billed to customers are included in net sales.

Host Fees

Host fees are paid to pet stores that host a wellness center or clinic, and are typically based on a percentage of sales from the clinic in that store. The Company accrues a liability and records an expense in the period that the sales are recorded.

Advertising and Promotion Costs

Advertising costs are expensed as incurred, and are recorded in selling, general, and administrative expenses in the consolidated statements of income. Advertising and promotion costs totaled $3,525,143, $2,925,943, and $1,932,574 for the years ended December 31, 2017, 2016, and 2015, respectively.

Stock-Based Compensation

The Company adopted a Management Incentive Plan (“MIP”) on March 31, 2015. The Company accounts for the MIP in accordance with ASC Topic 718, Compensation – Stock Compensation, which generally requires recognition of MIP compensation cost in consolidated financial statements based on fair value. Compensation cost is recognized over the period during which an employee is required to provide services in exchange for the award (the requisite service period). The amount of compensation costs recognized in the consolidated statement of income is based on the awards that are ultimately expected to vest. The grants are treated as an equity instrument until a cash payment, as defined in the MIP, becomes probable, at which time a liability will be recorded for the expected payment amount. A cash payment will only occur upon the occurrence of a capital event (Note 10).

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

Income Taxes

The Company has elected to be taxed as a limited liability company. As such, the Company does not pay federal income taxes on its taxable income and pays various state and local income and franchise taxes. The members are liable for income taxes on the Company’s taxable income.

There are no uncertain tax positions that would require adjustment to or disclosure in the consolidated financial statements. The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2013.

In December 2017, the Tax Cuts and Jobs Act (“TCJA”) was enacted in the United States. Among other things, the TCJA reduces the U.S. corporate income tax rate from 35% to 21% and implements a new system of taxation for non-U.S. earnings, including by imposing a one-time tax on the deemed repatriation of undistributed earnings of non-U.S. subsidiaries. As a result of the membership acquisition by PetIQ, management is currently evaluating the effects of the TCJA.

Recent Accounting Pronouncements

In May 2014, as part of its ongoing efforts to assist in the convergence of U.S. GAAP and International Financial Reporting Standards (“IFRS”), the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in U.S. GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The ASU provides alternative methods of initial adoption and will become effective for private companies for annual periods beginning after December 15, 2018. The FASB has issued several updates to the standard which i) defer the original effective date from January 1, 2018 to January 1, 2019, while allowing for early adoption as of January 1, 2018 (ASU 2015-14); ii) clarify the application of the principal versus agent guidance (ASU 2016-08); and iii) clarify the guidance on inconsequential and perfunctory promises and licensing (ASU 2016-10). In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606) Narrow-Scope Improvements and Practical Expedients, to address certain narrow aspects of the guidance including collectibility criterion, collection of sales taxes from customers, noncash consideration, contract modifications and completed contracts. This issuance does not change the core principle of the guidance in the initial topic issued in May 2014. The Company is currently evaluating the impact of the adoption of this accounting guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. The objective of the update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet for leases with a lease term of more than 12 months. In addition, the ASU will require additional disclosures regarding key information about leasing arrangements. Under existing guidance, operating leases are not recorded as lease assets and lease liabilities on the balance sheet. The ASU will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this accounting guidance on its consolidated financial statements.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

Reclassifications

Certain reclassifications have been made to the 2016 and 2015 consolidated financial statement presentation to correspond to the current year’s presentation.

2.          Prior Period Adjustment

During the year ended December 31, 2017, management discovered certain errors related to the accounting for vendor rebates received by the Company, which resulted in an overstatement of amounts previously reported for inventories as of December 31, 2016 and 2015, and an understatement of cost of sales for the years then ended. Accordingly, management elected to adjust certain amounts reported in the 2016 and 2015 consolidated financial statements now presented. The effects of the prior period adjustments on the Company’s consolidated financial position and results of operations are as follows:

		As Originally	Effect of
Consolidated Financial Statement Line Item	As Adjusted	Reported	Change

Inventories, December 31, 2015	$9,979,072	$10,405,545	$(426,473)
Cost of sales, for the year ended December 31, 2015	$98,963,763	$98,537,290	$426,473
Members’ equity, December 31, 2015	$7,148,481	$7,574,954	$(426,473)
Net income, for the year ended December 31, 2015	$7,284,875	$7,711,348	$(426,473)
Inventories, December 31, 2016	$17,028,346	$18,868,343	$(1,839,997)
Cost of sales, for the year ended December 31, 2016	$110,136,191	$108,722,667	$1,413,524
Members’ equity, December 31, 2016	$8,269,390	$10,109,387	$(1,839,997)
Net income, for the year ended December 31, 2016	$6,581,363	$7,994,887	$(1,413,524)

3.          Property and Equipment

Property and equipment consists of the following as of December 31:

	2017	2016	2015

Vehicles and vehicle accessories	$7,508,751	$7,837,051	$5,667,025
Computer software and hardware	4,883,632	4,144,675	3,267,435
Warehouse and office equipment	1,738,847	1,345,349	887,392
Leasehold improvements	1,188,405	739,466	500,277
Furniture and fixtures	441,761	399,378	363,715
Assets not yet in service	1,028,905	26,668	281,591

	16,790,301	14,492,587	10,967,435
Less accumulated depreciation	(8,375,582)	(5,597,905)	(4,970,431)

Total property and equipment, net	$8,414,719	$8,894,682	$5,997,004

Depreciation expense was $3,044,925, $2,918,579, and $2,077,191 for the years ended December 31, 2017, 2016, and 2015, respectively.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

4.          Goodwill

The acquisition described in Note 1 was accounted for as a business combination under ASC 805, Business Combinations. The excess of liabilities assumed over total assets acquired was recorded as goodwill, which the Company has elected to amortize on a straight-line basis over 10 years.

Goodwill consists of the following as of December 31:

	2017	2016	2015

Goodwill	$713,012	$713,012	$713,012
Less accumulated amortization	(243,612)	(172,311)	(101,010)

Total goodwill, net	$469,400	$540,701	$612,002

Amortization expense was $71,301 for the years ended December 31, 2017, 2016, and 2015.

5.          Note Receivable from Related Parties

In June 2017, the Company entered into a long-term note receivable agreement with two related parties in the amount of $9,000,000. The note is due on June 30, 2022 and bears an interest rate of 3% per annum in excess of the monthly LIBOR base rate, which was 4.56% as of December 31, 2017. The note calls for 60 equal monthly installments of principal and interest in an amount equal to 1/120th of the principal balance outstanding under the note. The outstanding principal balance on the note receivable was $8,550,000 as of December 31, 2017. Interest income earned on this note receivable was $246,706 for the year ended December 31, 2017. As discussed in Note 16, the balance of this note was paid in full in January 2018.

In October 2017, the Company entered into a short-term note receivable agreement with a related party in the amount of $350,000. The note was due on December 18, 2017 and bore an interest rate equal to the short-term Applicable Federal Rate. The outstanding principal balance and all accrued interest was received as of December 31, 2017.

6.          Accrued Expenses

Accrued expenses consist of the following as of December 31:

	2017	2016	2015

Accrued compensation and related expenses	$1,769,367	$1,833,649	$1,216,453
Accrued host fees	519,051	494,919	505,864
Other	227,165	237,616	174,737

Total accrued expenses	$2,515,583	$2,566,184	$1,897,054

7.          Bank Line of Credit

The Company has a line of credit agreement with a bank that provides for maximum borrowings of $7,000,000, which expires on June 30, 2019. The agreement provides for the monthly payment of interest on outstanding borrowings at the monthly LIBOR rate plus 3.00%. The line of credit is secured by all the assets of the Company not otherwise encumbered, and is guaranteed by VIPH and its stockholders. The Company had no outstanding borrowings against the line of credit as

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

of December 31, 2017. The credit agreement contains certain financial statement covenant requirements, with which the Company was not in compliance as of December 31, 2017. The Company received a waiver for the period from the Company’s lender.

8.          Obligations Under Capital Leases

The Company leases certain vehicles under a master lease agreement for capital leases expiring in various years through March 2021. The assets and liabilities under capital leases are recorded at the present value of the minimum lease payments.

The following is a schedule by years of future minimum payments required under the leases, together with the present value as of December 31, 2017:

Year ending December 31:
2018	$1,323,644
2019	1,122,215
2020	279,963
2021	34,930

Total minimum lease payments	2,760,752
Less amount representing interest	(112,588)

Present value of net minimum lease payments	2,648,164
Less current portion	(1,238,041)

Obligations under capital leases, noncurrent portion	$1,410,123

Vehicles under capital leases are included in property and equipment at a cost of $7,020,809, $7,095,547, and $2,755,750 and accumulated depreciation of $2,924,198, $1,508,912, and $674,000 as of December 31, 2017, 2016, and 2015, respectively. Depreciation expense for vehicles under capital lease was $1,441,037, $1,250,802, and $558,107 for the years ended December 31, 2017, 2016, and 2015, respectively.

9.          Long-Term Debt

Long-term debt consists of the following at December 31:

2017

Note payable to a bank, secured by all Company assets; due in monthly principal payments of $83,333 plus variable interest of 3% above the monthly LIBOR, which was 4.56% as of December 31, 2017; matures June 30, 2022.	$9,583,333

Long-term debt	9,583,333
Less current portion	(1,000,000)

Total long-term debt, net	$8,583,333

There was no outstanding long-term debt as of December 31, 2016 and 2015.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

The note above contains certain financial statement covenant requirements, with which the Company was not in compliance as of December 31, 2017. The Company received a waiver for the period from the Company’s lender. Subsequent to December 31, 2017, the Company paid off the above note payable to the bank as a result of the sale of the member interests in the Company described in Note 16.

10.        Management Incentive Plan

As described in Note 1, the Company adopted a MIP on March 31, 2015. Employees or affiliates (“Participants”) who participate in the MIP will be providing services to or for the benefit of the Company in exchange for a “Profits Interest” in the Company within the meaning of IRS Revenue Procedure 93-27 representing an interest in the appreciation of the value of the Company. Profits Interests that are granted will be held by CVC Management Incentive Plan, L.P. (“Limited Partnership”). For each grant of a Profits Interest in the Company, the Limited Partnership shall make a grant of an interest in the Limited Partnership to the Participant which shall effectively mirror the economic benefits of the Profits Interest. The Profits Interest issuable to the MIP shall be designated in Common-B Units. The maximum amount of Common-B Units that may be granted under this Plan shall be 1,500,000, which shall in the aggregate represent a fifteen percent (15%) interest in future increase or subsequent decrease in the value of the assets of the Company, but which will not represent an interest in any of the capital of the Company existing at the time any such Common-B Units are issued. The Company may allow certain employees to participate in the MIP by granting Common-B Units. Upon grant of any Common-B Units, the Board of Managers of the Company will determine the fair market value of the Company. Common-B Units entitle the holder to receive a distribution of cash upon a capital event, as defined in the MIP (for example, change of control, initial public offering, or a sale of all or substantially all of the assets of the Company).

Each grant of Common-B Units shall vest at the rate of 25% per year. Upon occurrence of a capital event, vesting will automatically accelerate and each participant will be 100% vested. The Board of Managers of the Company may change the vesting rate, but in no event shall the Common-B Units vest at a rate less than 20% per year. Upon termination of the Participant, the Company will have the right to repurchase all unvested Common-B Units based on the fair market value of the Company as of the termination date.

As described in Notes 1 and 16, VIPH sold all of its membership interests held in the Company to PetIQ on January 17, 2018 (“Acquisition Date”), which qualified as a capital event. The acquisition triggered a payout to the participants of the MIP of approximately $19 million in January 2018. The obligation for this payout was assumed by VIPH in January 2018 and was treated as compensation expense to the Company and a corresponding capital contribution by VIPH to the Company at the Acquisition Date. As of December 31, 2017, this capital event was considered a contingency and was not probable; therefore, other than the management incentive plan expense recorded in the consolidated statement of members’ equity of $291,332 during the year ended December 31, 2017, no liability was incurred until the Acquisition Date and no additional compensation adjustments were recorded for the grants noted below.

On August 6, 2015, the Company granted 200,000 Common B-Units to Participants in the MIP. The Participants were granted two percent (2%) interest in any increase in the fair market value attributable to the Common-B Units.

On January 1, 2016, the Company granted 50,000 Common-B Units to a Participant in the MIP. The Participant was granted one half percent (0.50%) interest in any increase in the fair market value attributable to the Common-B Units.

On January 1, 2016, the Company granted 50,000 Common-B Units to a Participant in the MIP. The Participant was granted one half percent (0.50%) interest in any increase in the fair market value attributable to the Common-B Units.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

On August 30, 2016, the Company granted 25,000 Common-B Units to a Participant in the MIP. The Participant was granted one quarter percent (0.25%) interest in any increase in the fair market value attributable to the Common-B Units.

On August 1, 2017, the Company granted 725,000 Common B-Units to Participants in the MIP. The Participants were granted seven and one quarter percent (7.25%) interest in any increase in the fair market value attributable to the Common-B Units.

As of December 31, 2017, 143,750 units related to the grants described above had vested. All awards became fully vested at the Acquisition Date, and all participants were paid a total of approximately $19 million in January 2018 as a result of the sale of the member interests in the Company described in Note 16.

Using the Black-Scholes option pricing model, management has determined that the MIP grants issued had a total fair value of $165,982 for the grants issued in 2015, $131,082 for the grants issued in 2016, and $1,072,107 for the grants issued in 2017. The significant assumptions used ranged as follows: volatility 65% - 68%, annual risk-free rate 1.00% - 1.59%, and time to maturity of 4 years. The Company recorded $291,332 of compensation expense related to the MIP units for the year ended December 31, 2017. All compensation expense related to the grants in 2015 and 2016 was not considered material, and all future compensation related to these grants was expensed in January 2018 upon the Acquisition Date as noted above.

11.        Operating Lease Commitments

The Company leases office facilities and warehouses under various operating leases, which expire at various dates through 2023. The Company leases its office and warehouse in Windsor, California from an LLC whose members, through common ownership, represent 100% of the ownership of the Company (see Note 14). Prior to the amendment disclosed below, the lease called for monthly rental payments of $29,820, with annual scheduled increases of 2% through September 2029. Under the terms of certain leases, the Company is responsible for related operating expenses of the building including maintenance, property taxes, insurance, and utilities. The Company expenses the facility leases using the straight-line method. Total rent expense under these leases was $1,250,399, $1,138,839, and $824,184 for the years ended December 31, 2017, 2016, and 2015, respectively.

The future minimum lease payments are as follows:

Year ending December 31:
2018	$1,134,578
2019	872,325
2020	800,565
2021	578,388
2022	505,268
Thereafter	68,246

$3,959,370

In January 2018, the Company entered into an amended and restated lease agreement with the LLC as a result of the sale of member interests in the Company described in Note 16. The amended lease calls for monthly rental payments of $27,320, with annual scheduled increases of 2% through January 2021. The table above reflects the amended and restated lease terms.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

12.         Employee Benefit Plan

The Company sponsors a 401(k) Profit Sharing Plan for employees who are at least age 21 and have completed 1,000 hours of service. Participants may elect to defer up to 100% of compensation. The Company makes matching contributions of 100% of the employee deferrals up to 4% of compensation. The Company may also make discretionary profit sharing contributions each year, which are allocated to each eligible participant based on compensation. The Company made matching contributions of $302,138, $236,157, and $168,760 for the years ended December 31, 2017, 2016, and 2015, respectively.

13.         Concentrations

Cash

The Company maintains cash balances at one financial institution. Funds are insured by the Federal Deposit Insurance Corporation up to $250,000. From time to time throughout the year, the Company may have cash balances in excess of these limits. The Company has not experienced any losses related to these balances, and management believes its risk to be minimal.

Trade Accounts Receivable

Amounts due from one customer accounted for 79% of trade accounts receivable as of December 31, 2017. Amounts due from five customers accounted for 91% of trade accounts receivable as of December 31, 2016. Amounts due from two customers accounted for 87% of trade accounts receivable as of December 31, 2015.

Vendor Rebates Receivable

Amounts due from two vendors accounted for 97% of vendor rebates receivable as of December 31, 2017. Amounts due from three vendors accounted for 89% of vendor rebates receivable as of December 31, 2016. Amounts due from five vendors accounted for 96% of vendor rebates receivable as of December 31, 2015.

Accounts Payable

Amounts due to one supplier accounted for 84% of accounts payable as of December 31, 2017. Amounts due to two suppliers accounted for 89% of accounts payable as of December 31, 2016 and 2015.

Sales

Sales to three customers accounted for 66% of sales for the year ended December 31, 2017. Sales to four customers accounted for 60% of sales for the year ended December 31, 2016. Sales to three customers accounted for 66% of sales for the year ended December 31, 2015.

Suppliers

Purchases from one supplier accounted for 75% of purchases for the year ended December 31, 2017. Purchases from one supplier accounted for 57% of purchases for the year ended December 31, 2016. Purchases from three suppliers accounted for 91% of purchases for the year ended December 31, 2015.

Continued

COMMUNITY VETERINARY CLINICS, LLC

AND SUBSIDIARIES DBA VIP PETCARE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017, 2016, and 2015

14.         Related Party Transactions

Amounts due from members of $1,513, $7,251, and $38,257 as of December 31, 2017, 2016, and 2015, respectively, are included in other receivables in the consolidated balance sheets.

The Company leases its office and warehouse in Windsor, California from SSMP Properties, LLC (“SSMP”) whose members, through common ownership, represent 100% of the ownership of the Company. The Company paid rent to SSMP of $363,772, $356,639, and $357,840 and rent expense using the straight-line method was $371,245 for the years ended December 31, 2017, 2016, and 2015, respectively (see Note 11).

As discussed in Note 5, the Company had notes receivable and interest income from related parties during the year ended December 31, 2017.

15.         Contingencies

The Company is subject to various litigation and arbitration claims that arise in the ordinary course of business. While it is the opinion of management, after consultation with legal counsel, that the ultimate liability with respect to these actions will not materially affect the Company’s financial position or results of operations, it is not reasonably possible to estimate any potential losses.

16.         Subsequent Events

As described in Note 1, on January 17, 2018, PetIQ, a leading pet medication and wellness company, acquired all of the outstanding membership interests of the Company for $100 million in cash, $30 million of promissory notes issued to VIPH and approximately $90 million in equity interests of PetIQ. The acquisition was considered a capital event, as defined in the MIP, which triggered a payout to the participants of the MIP of approximately $19 million in January 2018 (Note 10). The obligation for this payout was assumed by VIPH in January 2018 and was treated as compensation expense to the Company and a corresponding capital contribution by VIPH to the Company at the acquisition date.

As a result of PetIQ’s acquisition in January 2018, the Company entered into an amended and restated lease agreement for its office and warehouse in Windsor, California. The amended lease calls for monthly rental payments of $27,320, with annual scheduled increases of 2% through January 2021 (Note 11).

In January 2018, the Company paid off the $10 million long-term note with the Company’s lender (Note 9). Additionally, the note receivable from related parties was paid in full (Note 5).

Management has evaluated all events that occurred after December 31, 2017 through February 28, 2018, the date these consolidated financial statements were available to be issued. Management concluded that, other than the matters described above, the Company did not have any significant recognizable or unrecognizable subsequent events.